Exhibit 1.3

PERSONALIS, INC.

Shares of Common Stock

($0.0001 par value)

AMENDMENT NO. 1 TO THE AT-THE-MARKET SALES AGREEMENT

December 21, 2023

BTIG, LLC

600 Montgomery Street, 6th Floor

San Francisco, CA 94111

Ladies and Gentlemen:

Reference is made to the At-the-Market Sales Agreement, dated December 30, 2021 (the “Agreement”), by and between Personalis, Inc., a Delaware corporation (the “Company”), and BTIG, LLC (the “Agent”). Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement. Pursuant to Section 16 of the Agreement, the Company and the Agent wish to amend the Agreement (this “Amendment”) as follows:

1.	Section 1 is hereby amended and restated in its entirety as follows:

“1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through BTIG, as sales agent, shares (“Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell to or through BTIG such number of Shares that would exceed (a) the number or amount of shares of Common Stock then available for offer and sale under the Registration Statement (as defined below) as in effect at such time pursuant to which the offering hereunder is being made, (b) the dollar amount of Common Stock for which the Company has filed a Prospectus (as defined below) and, if applicable, a related Prospectus Supplement (as defined below), (c) the number or dollar amount of Common Stock permitted to be offered and sold by the Company under a registration statement on Form S-3 (including General Instruction I.B.6. thereof, if such instruction is applicable) or (d) the number of authorized but unissued shares of the Company’s Common Stock (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that compliance with the limitations set forth in this Section 1 on the Maximum Amount of Shares that may be issued and sold under this Agreement shall be the sole responsibility of the Company, and that BTIG shall have no obligation in connection with such compliance. Each transaction pursuant to this Agreement in which the Company determines to sell Shares through BTIG, as sales agent, is hereinafter referred to as an “Agency Transaction.” The issuance and sale of Shares to or through BTIG will be effected pursuant to the Registration Statement (as defined below) filed by the Company and after such Registration Statement has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue Common Stock.

The Company has prepared and filed in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), with the Commission a shelf registration statement on Form S-3, including a base prospectus, with respect to offerings of certain securities of the Company, including the Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement at the time it became effective specifically relating to the offering of the Shares pursuant to this Agreement (together with any subsequently filed prospectus supplement to the Prospectus (defined below) with respect to the offering of the Shares, the “Prospectus Supplement”). The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. The Company will furnish to BTIG, for use by BTIG, copies of the Prospectus, as supplemented by the Prospectus Supplement, if any, relating to the Shares. Except where the context otherwise requires, any such registration statement, as declared effective by the Commission, or when it becomes effective, as applicable, including the information, if any, deemed pursuant to Rule 430B or 430C under the Securities Act, as applicable, to be part of the registration statement and all documents filed as part thereof or incorporated by reference therein, and including any information contained in the Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act, collectively, are herein called the “Registration Statement,” and any base prospectus or related prospectus included in the Registration Statement at the time it became effective, including all documents incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), as it may be supplemented by the Prospectus Supplement, if any, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional securities of the Company pursuant to Rule 462(b) under the Securities Act, then any reference to the Registration Statement in this Agreement shall also be deemed to include such abbreviated registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (such documents incorporated or deemed to be incorporated by reference are herein called the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Applications system when used by the Commission (collectively, “EDGAR”).”

2.	Section 6(a) is hereby amended and restated in its entirety as follows:

“(a) Registration Statement and Prospectus. The Company and, assuming no act or omission on the part of BTIG that would make such statement untrue, the transactions contemplated by this Agreement comply with all of the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby. The Registration Statement meets, and the offering and sale of Shares as contemplated hereby comply with, the requirements of Rule 415(a)(1)(x) under the Securities Act. The Registration Statement has been declared effective under the Securities Act by the Commission, and any post-effective amendment thereto has also been declared effective. The Company has not received from the Commission any notice pursuant to Rule 401(g)(1) under the Securities Act objecting to the use of the shelf registration statement form. No stop order of the Commission preventing or suspending the use of the base prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated by the Commission. At the time of the filing of the Registration Statement, the Company has paid the required Commission filing fees relating to the Shares in accordance with Rules 456(a) and 457(o) under the Securities Act. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and Incorporated Documents that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to BTIG and its counsel.”

3.	Section 6(s) is hereby amended and restated in its entirety as follows:

“(s) Independent Accountants. Deloitte & Touche LLP and BDO USA, LLP, which have expressed their opinions with respect to the financial statements of the Company filed with the Commission and included or incorporated by reference in each of the Registration Statement and the Prospectus, are independent registered public accounting firms with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the Securities Act.”

4.	Section 6(ii)(i) is hereby amended and restated in its entirety as follows:

“(ii) Sanctions. (i) Neither the Company nor any of its Subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

1)

the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), or

2)

located, organized or is a resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Cuba, Iran, North Korea and Syria);”

5.	Section 13 is hereby amended and restated in its entirety as follows:

“Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to BTIG, shall be delivered to

BTIG, LLC

600 Montgomery Street, 6th Floor

San Francisco, CA 94111

Attention: Equity Capital Markets

Email: BTIGUSATMTrading@btig.com

with copies (which shall not constitute notice) to:

BTIG, LLC

600 Montgomery Street, 6th Floor

San Francisco, CA 94111

Attention: General Counsel and Chief Compliance Officer

Email: BTIGcompliance@btig.com

and:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

Attention: Alan Denenberg

Email: alan.denenberg@davispolk.com

Facsimile: (650) 752-3604

and if to the Company, shall be delivered to:

Personalis, Inc.

6600 Dumbarton Circle

Fremont, CA 94555

Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Cooley LLP

1700 Seventh Ave, Suite 1900

Seattle, WA 98101-1355

Attention: Laura Berezin

Email: lberezin@cooley.com

Each party may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party (other than pursuant to auto-reply). Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.”

6.	Schedule 3 to the Agreement is hereby amended by deleting Schedule 3 in its entirety and substituting in place thereof the Schedule 3 attached hereto as Exhibit A.

7.

All references to “December 31, 2021” set forth in Schedule 1 and Exhibit 7(m) of the Agreement are revised to read “December 31, 2021 (as amended by Amendment No. 1 to the At-the-Market Sales Agreement, dated December 21, 2023).”

8.

All references in the Agreement to the “Agreement” shall mean the Agreement as further amended by this Amendment; provided, however, that all references to “date of this Agreement” in the original agreement dated December 31, 2021 shall continue to refer to the date of the original Agreement, December 31, 2021.

9.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

10.

This Amendment together with the Agreement (including all exhibits attached hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment.

11.	This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

12.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing correctly sets forth the understanding between the Company and Agent, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding agreement between the Company and Agent as of the date first-above written.

[Signature Page Follows]

Very truly yours,

PERSONALIS, INC.

By:	/s/ Aaron Tachibana
Name: Aaron Tachibana
Title: Chief Financial Officer and Chief Operating Officer

BTIG, LLC

By:	/s/ Mark Secrest
Name: Mark Secrest
Title: Managing Director

[Signature Page to Amendment No. 1 to At-the-Market Sales Agreement]

Exhibit A

Schedule 3

BTIG, LLC

Mark Secrest (msecrest@btig.com)

Ariella Gomolin (agomolin@btig.com)

Austin Hamilton (ahamilton@btig.com)

BTIGcompliance@btig.com

Carrie Taylor (ctaylor@btig.com)

IBlegal@btig.com

Nicholas Nolan (nnoan@btig.com)

Brenna Cummings (bcummings@btig.com)

Personalis, Inc.

Christopher Hall (chris.hall@personalis.com)

Aaron Tachibana (aaron.tachibana@personalis.com)

Stephen Moore (stephen.moore@personalis.com)